Exhibit 10.6

FORM OF PRIVATE UNITS PURCHASE AGREEMENT

[•], 2024

Archimedes Tech SPAC Partners II Co.

2093 Philadelphia Pike #1968

Claymont, DE 19703

Ladies and Gentlemen:

Archimedes Tech SPAC Partners II Co. (the “Company”), a blank check company newly incorporated in the Cayman Islands as an exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”). The Company currently anticipates selling units (“Units”) in the IPO, each comprising of one ordinary share and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one ordinary share at a price of $11.50 per share.

The undersigned hereby commits to purchase an aggregate of 722,500 units of the Company (the “Initial Private Units”), each unit consisting of one ordinary share (the “Private Shares”) and one-half of one redeemable warrant (the “Private Warrants”), for a purchase price of $10.00 per unit and an aggregate purchase price of $7,225,000 (the “Initial Purchase Price”). Additionally, if the underwriters in the IPO (the “Underwriters”) exercise their over-allotment option in full or in part, the undersigned further commits to purchase up to an additional 75,000 units (the “Additional Private Units” and together with the Initial Private Units, the “Private Units”) at a purchase price of $10.00 per unit, for an aggregate additional purchase price of up to $750,000 (the “Over-Allotment Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”). The undersigned shall pay, at least one (1) business day prior to the closing date of the IPO (the “IPO Closing Date”), the Initial Purchase Price by wire transfer of immediately available funds, to accounts designated by the Company, including to the trust account (the “Trust Account”) with Odyssey Transfer and Trust Company acting as trustee, in accordance with the Company’s wiring instructions. On the IPO Closing Date, subject to receipt of funds pursuant to the immediately prior sentence, the Company shall effect delivery of the Initial Private Units to the undersigned in book-entry form.

Simultaneously with the consummation of all or any part of the underwriters’ over-allotment option, the undersigned shall pay the pro-rata portion of the Over-Allotment Purchase Price, based upon the amount of the over-allotment option that has been exercised, without interest or deduction, by wire transfer of immediately available funds to the Company or the Trust Account (as set forth in the wire instructions). On each applicable over-allotment closing date, subject to receipt of funds pursuant to the immediately prior sentence, the Company shall effect delivery of the Additional Private Units to the undersigned in book-entry form.

The undersigned agrees that if the size of the IPO is increased or decreased for any reason, the amount of the undersigned’s investment will be either increased or decreased, as applicable, so that the undersigned’s percentage of the aggregate investment in Private Units made by the undersigned and other investors of the Company remains the same. If the size of the offering is increased, the undersigned agrees that it will deliver the purchase price for such additional Private Units as promptly as is reasonably practicable following the increase if it is on the IPO Closing Date. If the size of the offering is decreased, the unused portion of the Purchase Price shall be returned to the undersigned.

The consummation of the purchase and issuance of the Initial Private Units and Additional Private Units (if any) shall occur simultaneously with the consummation of the IPO and over-allotment option, respectively. If the Company does not complete the IPO within thirty (30) days from the effective date of the Company’s registration statement filed in connection with the IPO (the “Registration Statement”), the Purchase Price (without interest or deduction) will be returned to the undersigned.

The Private Units will be identical to the Units sold by the Company in the IPO, except that:

●	the undersigned agrees to vote the Private Shares in favor of any proposed Business Combination;

●

the undersigned agrees not to seek conversion, or seek to sell such shares in any tender offer, in connection with any amendment to the Company’s memorandum and articles of association or any proposed Business Combination with respect to the Private Shares;

●	the Private Units and underlying securities will not be transferable until the completion of a Business Combination (subject to certain exceptions described in the Registration Statement);

●

the Private Units and underlying securities will have customary registration rights, pursuant to a registration rights agreement on terms agreed upon by the Company and the undersigned to be filed as an exhibit to the Registration Statement);

●

the undersigned will not participate in any liquidation distribution with respect to the Private Units or the underlying securities (but will participate in liquidation distributions with respect to any Units or ordinary shares purchased by the undersigned in the IPO or in the open market after the IPO) if the Company fails to consummate a Business Combination; and

●

the Private Units and underlying securities will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the Underwriters in order to consummate the IPO, which terms or restrictions will be described in the Registration Statement.

The undersigned acknowledges and agrees that it will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to (i) an insider letter agreement and (ii) a registration rights agreement, as applicable.

The undersigned hereby represents and warrants that, as applicable:

(a)	it has been advised that the Private Units and underlying securities have not been registered under the Securities Act;

(b)	it is acquiring the Private Units and underlying securities for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Units or underlying securities in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)

it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes the legal, valid and binding obligation of the undersigned and is enforceable against it.

As a material inducement to the undersigned to enter into this Agreement and purchase the Private Units, the Company hereby represents and warrants to the undersigned that:

(a)

the Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the warrant agreement to be entered into by the Company and a warrant agent in connection with the IPO (the “Warrant Agreement”).

(b)

the execution, delivery and performance of this Agreement and the Private Units have been duly authorized by the Company as of the IPO Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the IPO Closing Date.

(c)

the execution and delivery by the Company of this Agreement and the Private Units, the issuance and sale of the Private Units, the issuance of the Private Shares, the issuance of the shares upon exercise of the Private Warrants and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the IPO Closing Date (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s equity or assets under, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the memorandum and articles of association of the Company in effect on the date hereof or as may be amended prior to completion of the contemplated IPO, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

(d)

upon issuance in accordance with, and payment pursuant to, the terms hereof and upon registration in the Company’s register of members, the Private Shares and the shares issuable upon exercise of the Private Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, and upon registration in the Company’s register of members, the undersigned will have good title to the Private Shares and the Private Warrants and the shares issuable upon exercise of such Private Warrant, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the undersigned.

(e)

no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

(f)

neither the Company nor, to its knowledge, any of its affiliates, members, officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

[The undersigned further acknowledges and agrees that the Private Units and underlying securities and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(e)(1) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO, subject to FINRA Rule 5110(e)(2). Additionally, the Private Units and underlying securities and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated during the foregoing 180 day period following the effective date of the Registration Statement except to any underwriter or selected dealer participating in the IPO and the bona fide officers or partners of the undersigned and any such participating underwriter or selected dealer. Additionally, the Private Units and underlying securities and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO. Additionally, the undersigned may not exercise demand or piggyback rights with respect to the Private Units and underlying securities after five (5) and seven (7) years, respectively, from the effective date of the Registration Statement and may not exercise demand rights on more than one occasion. Further, for as long as any warrants included in the Private Units are held by the undersigned and/or its designees or affiliates, they may not be exercised after five years from the effective date of the Registration Statement.]

[Signature page follows]

1 Include for BTIG.

Very truly yours,

By:
Name:
Title:

Accepted and Agreed:

ARCHIMEDES TECH SPAC PARTNERS II CO.

By:
Name:
Title:

[Signature Page to Private Units Purchase Agreement]